EXHIBIT 10.1

                            Employee Stock Plan 2002
                            ------------------------

THIS PLAN ("Plan") is made effective as of June 21, 2002, by and between Lucas Educational Systems, Inc. ("Company"), and Kevin B. Halter, an employee of the Company ("Employee").


                                R E C I T A L S:
                                ----------------

The Company wishes to grant, and the Employee wishes to receive, as compensation for employment services to the Company, a total of 500,000 Shares of the common stock of the Company ("Common Stock"), all pursuant to the provisions set forth herein;

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Grant of Shares. The Company hereby grants to the Employee shares of Common Stock (the "Shares") in the Company.

2. Services. Employee has for the past approximately 12 months provided advice to the Company concerning management, consulting, strategic planning, corporate organization and structure, acquisitions and business opportunities. Employee will continue as long as he is employed by the Company to perform the tasks of identifying, evaluating, structuring, negotiating and closing of business acquisitions.

3. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares may not be issued unless the Shares are registered pursuant to the Securities Act of 1933, as amended ("Act").

4. Delivery of Shares. The Company shall deliver, subject to the terms and conditions of this Plan, to Employee, as soon as practicable, a Certificate representing the Shares. Employee agrees to be bound by the terms and conditions under the Plan by accepting delivery of the Shares, and any other terms individually agreed to in writing by the parties.

5. Company's Rights. The existence of the Shares and/or this Plan shall not affect in any way the rights of the Company to conduct its business.

6. Disclosure. Employee agrees to having read and fully considered the disclosures under Exhibit "A" attached hereto and incorporated herein by reference.

7. Amendments. This Plan may not be amended unless by the written consent of the Board of Directors.

8. Governing Law. This Plan shall be governed by the laws of the State of Texas, and the sole venue for any action arising hereunder or in connection herewith shall be a court of competent jurisdiction in Dallas, Texas.

9. Binding Effect. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

10. Captions. The captions herein are for convenience and shall not cntrol the interpretation of this Plan.

11. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth hereinabove.

12. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

13. Severability. In the event anyone or more of the provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

By order of the Board of Directors


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                            EXHIBIT "A" to Stock Plan


Item 1 - Plan Information


     (a) General Plan Information

          1. The title of the Plan is: Employee Stock Plan 2002 ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Lucas Educational Systems, Inc. ("Company").

          2. The general nature and purpose of the Plan is to grant the Employee a total of 500,000 shares of the Common Stock of the Company as compensation for employee services for the Company.

          3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended or replaced by any subsequent law.

          4. (a) The Company shall act as Plan Administrator. The Company's address and telephone number is: 2591 Dallas Parkway, Suite 102, Frisco, TX 75034. Phone: 469-633-0100. The Company, as administrator of the Plan, will merely issue to the Employee shares of Common Stock pursuant to the terms of the Plan


     (b) Securities to be Offered. Pursuant to the terms of the Plan, 500,000 shares of the Company's Common Stock will be offered.

     (c) Participation in the Plan. The Employee is the sole participant in this Plan. The Employee is eligible to receive the securities provided the securities have been registered or are exempt from registration under the Securities Act of 1933, as amended (the "Act").

     (d) Delivery of  Securities  Pursuant to the Plan.  The Company shall issue
     and  deliver  the  underlying   securities  to  the  Employee  as  soon  as
     practicable.

     (e) Resale Restrictions. Employee may assign, sell, convey or otherwise transfer the securities received, subject to the requirements of the Act.

     (f) Tax Effects of Plan Participation. The Plan is not qualified under Sec. 401 of the Internal Revenue Code of 1986, as amended or replaced by any subsequent law.

     (g) Investment of Funds. n/a

     (h) Withdrawal from the Plan; Assignment of Interest. Withdrawal or termination as to the Plan may occur upon determination of the Company. Employee has the right to assign or hypothecate interest in the Plan, subject to Plan provisions.

     (i) Forfeitures and Penalties. n/a

     (j) Charges and Deductions and Liens Therefore. n/a


Item 2 Registrant Information and Employee Plan Annual Information. Registrant, upon oral or written request by Employee, shall provide, without charge, the documents incorporated by reference in Part II, Item 3 of Company's Form S-8 Registration Statement for the securities as well as any other documents
required  to  be  delivered   pursuant  to  SEC  Rule  428(b)  (17  CFR  Section
230.428(b)). All requests are to be directed to the Company at the address provided above.